UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Proposed Plan of Reorganization and Disclosure Statement

As previously disclosed, on February 2, 2016, Horsehead Holding Corp. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On April 13, 2016, the Debtors filed a proposed Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) and on April 14, 2016, a related Disclosure Statement (the “Disclosure Statement”), with the Bankruptcy Court. Copies of the Plan and Disclosure Statement are available at http://dm.epiq11.com/Horsehead.

The Plan and the Disclosure Statement contain or discuss certain projections of the Debtors’ financial performance for the six months ending December 31, 2016 and the full years ending December 31, 2017 through December 31, 2020 (the “Projections”). The Debtors do not, as a matter of course, publish their Projections. The Debtors recommend that parties refer to the limitations, risk factors and qualifications included in the Plan and the Disclosure Statement, as applicable, with respect to the Projections. Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan or the Disclosure Statement, requirements by the Bankruptcy Court, actions of third parties, or otherwise.

The Bankruptcy Code does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the Debtors’ stakeholders will approve the Plan, or that the Bankruptcy Court will confirm the Plan. The Debtors will emerge from Chapter 11 if and when a plan receives the requisite approval from holders of claims, the Bankruptcy Court enters an order confirming that plan, and the conditions to the effectiveness of that plan are satisfied.

Cleansing Materials

In February 2016, the Company entered into non-disclosure agreements (“NDAs”) with certain holders of its Senior Secured Notes (collectively, the “Secured Noteholders”) regarding a potential financing, refinancing or restructuring of the Company’s debt or a similar transaction. Pursuant to the NDAs, the Company provided certain confidential information to the Secured Noteholders (the “Evaluation Materials”) and agreed to publicly disclose the Evaluation Materials at the time of expiration of the NDAs. The NDAs expired at 12:00 a.m. EST on April 14, 2016. A copy of the Evaluation Materials is furnished hereby as Exhibit 99.1.

Any operational information, financial projections, forecasts or scenarios with respect to the Company’s operations, including its Mooresboro, North Carolina facility included in the Evaluation Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial information included in the Evaluation Materials does not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The inclusion of the information in the Evaluation Materials should not be regarded as an indication that the Company or its affiliates or representatives consider the Evaluation Materials to be a reliable prediction of future events, and the Evaluation Materials should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the Evaluation Materials, and none of them undertakes any obligation to publicly update such information to reflect circumstances existing after the date when the information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included in the Evaluation Materials furnished herewith constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements were, when made, based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements.

This Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Evaluation Materials provided Secured Noteholders pursuant to NDAs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2016	HORSEHEAD HOLDING CORP.

	By:	/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer

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